EXHIBIT 12

                         THE BEAR STEARNS COMPANIES INC.
         STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (In thousands, except for ratio)


                                Fiscal Year       Fiscal Year        Fiscal Year       Fiscal Year        Fiscal Year
                                   Ended             Ended              Ended             Ended              Ended
                               June 30, 1998     June 30, 1997      June 30, 1996     June 30, 1995      June 30, 1994
                               ----------------------------------------------------------------------------------------
Earnings before taxes
    on income                     $ 1,063,492       $ 1,013,690         $ 834,926          $ 388,082         $ 642,799
                               ----------------------------------------------------------------------------------------

Add:   Fixed Charges
            Interest                3,638,513         2,551,364         1,981,171          1,678,515         1,023,866
            Interest factor
              in rents                 30,130            26,516            25,672             24,594            21,772
                               ----------------------------------------------------------------------------------------

    Total fixed charges             3,668,643         2,577,880         2,006,843          1,703,109         1,045,638
                               ----------------------------------------------------------------------------------------

Earnings before fixed
     charges and taxes on
      income                      $ 4,732,135       $ 3,591,570       $ 2,841,769        $ 2,091,191       $ 1,688,437
                               ========================================================================================

Ratio of earnings to
     fixed charges                        1.3               1.4               1.4                1.2               1.6
                               ========================================================================================